EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82869), Form S-4 (Nos. 333-30068 and 333-110387), and Form S-8 (Nos. 333-30401, 333-70267, 333-31278, 333-45474, 333-60644, and 333-110871) of Perot Systems Corporation of our report dated February 27, 2006 relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 27, 2006